Exhibit 99.3

AFFILIATED MANAGERS GROUP AND PANTHEON

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and explanatory notes show the impact on the historical financial positions and results of operations of Affiliated Managers Group, Inc. (AMG) and Pantheon Ventures Inc., Pantheon Capital (Asia) Limited, and Pantheon Holdings Limited and subsidiaries (collectively, Pantheon) of the investment by AMG in Pantheon under the acquisition method of accounting. Under the acquisition method of accounting, the assets, liabilities and non-controlling interests of Pantheon will be recorded by AMG at their respective fair values as of the date the investment is completed. The unaudited pro forma condensed combined financial information combines the historical financial information of AMG and Pantheon as of March 31, 2010 and for the three months ended March 31, 2010 and the year ended December 31, 2009. The unaudited pro forma condensed combined statement of income gives effect to the transaction as if it had been completed at the beginning of the period.

The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with:

•                  AMG’s historical audited financial statements as of and for the year ended December 31, 2009 included in AMG’s Annual Report on Form 10-K for the year ended December 31, 2009 and AMG’s historical quarterly financial information as of and for the three months ended March 31, 2010 included in AMG’s Quarterly Report on Form 10-Q for the three months ended March 31, 2010; and

•                  Pantheon’s historical audited financial statements as of and for the year ended December 31, 2009 and the unaudited quarterly financial information for the three months ended March 31, 2010 and 2009 incorporated herein.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of the periods presented. The adjustments included in these unaudited pro forma condensed financial statements are preliminary and may be revised. The unaudited pro forma condensed combined financial information also does not consider any potential impact of current market conditions on revenues, among other factors. Further, as explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information, the pro forma allocation of purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded.

AFFILIATED MANAGERS GROUP AND PANTHEON

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

March 31, 2010

(dollars in thousands)

					Pro Forma
	AMG	Pantheon	Adjustments		AMG

ASSETS
Current assets:
Cash and cash equivalents	$203,751	$65,941	$(65,795)	A	$203,897
Investment advisory fees receivable	157,502	23,950	—		181,452
Investments in partnerships	97,304	—	—		97,304
Investments in marketable securities	80,814	—	—		80,814
Unsettled fund share receivables	154,740	—	—		154,740
Prepaid expenses and other current assets	22,119	24,240	(1,749)	B	44,610
Total current assets	716,230	114,131	(67,544)		762,817

Fixed assets, net	65,309	3,872	—		69,181
Equity investments in Affiliates	644,876	—	—		644,876
Intangible assets, net	803,250	60,434	452,692	C	1,316,376
Goodwill	1,521,222	94,544	298,168	D	1,913,934
Other assets	114,984	74,318	(5,898)	E	183,404
Total assets	$3,865,871	$347,299	$677,418		$4,890,588

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$126,960	$43,275	$(3,882)	B	$166,353
Unsettled fund share payables	159,039	—	—		159,039
Payables to related party	18,314	—	72,994	F	91,308
Total current liabilities	304,313	43,275	69,112		416,700

Senior bank debt	170,000	—	589,300	G	759,300
Senior convertible securities	460,137	—	—		460,137
Junior convertible trust preferred securities	507,965	—	—		507,965
Deferred income taxes	393,263	12,935	38,982	H	445,180
Other long-term liabilities	123,655	1,760	50,896	I	176,311
Total liabilities	1,959,333	57,970	748,290		2,765,593

Redeemable non-controlling interests	368,702	—	18,260	J	386,962

Equity:
Common Stock	458	127	(127)	K	458
Additional paid-in capital	594,842	191,936	(91,936)	K	694,842
Accumulated other comprehensive income (loss)	71,350	(31,944)	31,944	K	71,350
Retained earnings	890,599	129,210	(129,210)	K	890,599
	1,557,249	289,329	(189,329)		1,657,249
Less : treasury stock, at cost	(416,588)	—	—		(416,588)
Total stockholders’ equity	1,140,661	289,329	(189,329)		1,240,661

Non-controlling interests	303,674	—	100,197	L	403,871
Non-controlling interests in partnerships	93,501	—	—		93,501

Total equity	1,537,836	289,329	(89,132)		1,738,033
Total liabilities and equity	$3,865 ,871	$347,299	$677,418		$4,890,588

See accompanying notes to unaudited pro forma condensed combined financial statements.

AFFILIATED MANAGERS GROUP AND PANTHEON

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

Three Months Ended March 31, 2010

(dollars in thousands, except per share data)

					Pro Forma
	AMG	Pantheon	Adjustments		AMG

Revenue	$251,021	$42,052	$—		$293,073
Operating expenses:
Compensation and related expenses	119,229	8,554	—		127,783
Selling, general and administrative	46,059	2,755	—		48,814
Amortization of intangible assets	8,937	1,414	11,414	M	21,765
Depreciation and other amortization	3,026	—	—		3,026
Other operating expenses	6,053	10,291	—		16,344
	183,304	23,014	11,414		217,732
Operating income	67,717	19,038	(11,414)		75,341

Non-operating (income) and expenses:
Investment and other income	(2,822)	(1,851)	—		(4,673)
Income from equity method investments	(9,147)	(2,949)	—		(12,096)
Investment income from Affiliate					—
investments in partnerships	(4,091)	—	—		(4,091)
Interest expense	19,851	1	2,259	N	22,111
	3,791	(4,799)	2,259		1,251

Income before income taxes	63,926	23,837	(13,673)		74,090

Income taxes	11,165	8,124	(6,024)	O	13,265
Net income	52,761	15,713	(7,649)		60,825

Net income (non-controlling interests)	(31,285)	—	(2,941)	P	(34,226)
Net income (non-controlling interests in partnerships)	(4,014)	—	—		(4,014)
Net Income (loss) (controlling interest)	$17,462	$15,713	$(10,590)		$22,585

Average shares outstanding - basic	42,360,311	—	1,799,111		44,159,422
Average shares outstanding - diluted	45,421,716	—	1,393,870		46,815,586

Earnings per share - basic	$0.41	$—	$—		$0.51
Earnings per share - diluted	$0.38	$—	$—		$0.48

See accompanying notes to unaudited pro forma condensed combined financial statements.

AFFILIATED MANAGERS GROUP AND PANTHEON

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

Year Ended December 31, 2009

(dollars in thousands, except per share data)

					Pro Forma
	AMG	Pantheon	Adjustments		AMG

Revenue	$841,840	$167,151	$—		$1,008,991
Operating expenses:
Compensation and related expenses	402,584	59,498	—		462,082
Selling, general and administrative	131,538	5,430	—		136,968
Amortization of intangible assets	32,939	5,642	45,671	M	84,252
Depreciation and other amortization	12,745	—	—		12,745
Other operating expenses	26,945	9,812	—		36,757
	606,751	80,382	45,671		732,804
Operating income	235,089	86,769	(45,671)		276,187

Non-operating (income) and expenses:
Investment and other (income) loss	(24,902)	3,639	—		(21,263)
Income from equity method investments	(31,632)	(1,218)	—		(32,850)
Investment income from Affiliate					—
investments in partnerships	(27,425)	—	—		(27,425)
Interest expense	78,129	172	11,161	N	89,462
	(5,830)	2,593	11,161		7,924

Income before income taxes	240,919	84,176	(56,832)		268,263

Income taxes	28,003	29,505	(21,764)	O	35,744
Net income	212,916	54,671	(35,068)		232,519

Net income (non-controlling interests)	(126,764)	—	(1,696)	P	(128,460)
Net income (non-controlling interests in partnerships)	(26,679)	—	—		(26,679)
Net Income (loss) (controlling interest)	$59,473	$54,671	$(36,764)		$77,380

Average shares outstanding - basic	41,385,359	—	1,799,111		43,184,470
Average shares outstanding - diluted	43,333,355	—	1,654,190		44,987,545

Earnings per share - basic	$1.44	$—	$—		$1.79
Earnings per share - diluted	$1.38	$—	$—		$1.72

See accompanying notes to unaudited pro forma condensed combined financial statements.

AFFILIATED MANAGERS GROUP AND PANTHEON

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
As of and for the Three Months Ended March 31, 2010 and for the Year Ended December 31, 2009

Note 1:     Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting, giving effect to the investment by Affiliated Managers Group, Inc. (AMG) in Pantheon Ventures Inc, Pantheon Capital (Asia) Limited, and Pantheon Holdings Limited and subsidiaries (collectively, Pantheon) as if it had occurred as of the beginning of the earliest period presented. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial position had the investment been consummated at the beginning of the period presented, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. Certain historical financial information has been reclassified to conform to the current presentation.

AMG paid approximately $700 million at closing on June 30, 2010, and will pay approximately $75 million in installments over the following twelve-month period.  In addition, AMG may make additional payments of up to $225 million over the next three to five years, contingent on the growth of Pantheon’s business.  This transaction was financed with borrowings under AMG’s revolving credit facility and proceeds from the partial settlement of forward equity sales.

The unaudited pro forma condensed combined financial information includes preliminary estimated adjustments to record assets and liabilities of Pantheon at their respective fair values and represents management’s estimates based on available information. The pro forma adjustments included herein are subject to updates as additional information existing at the date of completion of the transaction becomes available. The final allocation of the purchase price will be determined after the acquisition is complete based on thorough analyses to determine the fair value of Pantheon’s tangible and identifiable intangible assets, liabilities and non-controlling interests as of the date of the transaction. Increases or decreases in the estimated fair values of the tangible and identifiable intangible assets, liabilities and non-controlling interests, and other items of Pantheon as compared with the information shown in the unaudited pro forma condensed combined financial information may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact the statement of income due to adjustments in amortization of the adjusted assets or liabilities.

The unaudited pro forma condensed combined statements of income do not include the impact of transaction and integration related charges expected to be incurred to combine the operations of AMG and Pantheon.

AFFILIATED MANAGERS GROUP AND PANTHEON

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION — (Continued)

As of and for the Three Months Ended March 31, 2010 and for the Year Ended December 31, 2009

Note 2:     Pro Forma Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information. All adjustments are based on current assumptions and valuations which are subject to change.

Balance Sheet Adjustments (dollars in thousands)

A	To reflect distribution of excess working capital to seller.

B	To eliminate Pantheon’s current deferred tax assets of $1,749 and current deferred tax liabilities of $3,882.

C

Intangible assets was adjusted by $452,692 to reflect the elimination of Pantheons historic intangible assets of $60,434 and establish new intangible assets of $513,126 estimated as the result of the transaction.

D	Goodwill was adjusted by $298,168 to reflect the elimination of Pantheon’s historical goodwill of $94,544 and establish new goodwill of $392,712 estimated as the result of the transaction.

E	To adjust for assets retained by seller.

F	To record the present value of $75,000 of the purchase price that is payable in installments over a twelve month period after closing of the transaction.

G	To reflect borrowings under AMG’s senior credit facility to finance the transaction.

H

Deferred income taxes were adjusted to eliminate Pantheon’s historic deferred income taxes and record a deferred income tax liability of $51,917 because AMG’s investment is not deductible outside the United States.

I	To record the estimated value of the contingent consideration payable and other obligations to seller.

J	To record the fair value of redeemable non-controlling interests held by management of Pantheon after the closing.

K	Historical stockholders’ equity of Pantheon has been eliminated and consolidated stockholders’ equity has been adjusted to reflect AMG’s settlement of $100,000 under its forward equity agreement.

L	To record the fair value of the Non-controlling interests held by management of Pantheon after the closing.

AFFILIATED MANAGERS GROUP AND PANTHEON

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION — (Continued)

As of and for the Three Months Ended March 31, 2010 and for the Year Ended December 31, 2009

Income Statement Adjustments (dollars in thousands)

M	Intangible amortization expense has been adjusted to estimate the amortization of incremental identifiable definite-lived intangible assets recognized.

N

Interest expense has been adjusted to reflect additional borrowings under AMG’s senior credit facility and non-cash interest from accretion of AMG’s contingent consideration liability and installment payable.

O	Income tax expense reflects adjustment to AMG’s effective tax rate.

P	To reflect the Non-controlling interests share of net income in Pantheon.

Note 3:     Pro Forma Earnings Per Share

The pro forma combined earnings and diluted earnings per share for the respective periods presented are based on the combined weighted average number of common and diluted potential common shares of AMG. The number of weighted average common shares, including all diluted potential common shares, reflects the assumed settlement of approximately $100,000 of forward equity sales by issuing approximately 1.8 million common shares. Amounts used in the determination of the pro forma basic and diluted earnings per share are as follows:

	Three Months Ended March 31,	Year Ended December 31,
	2010	2009
Numerator:
Pro Forma Net Income (controlling interest)	$22,585,000	$77,380,000
Interest expense on convertible securities, net of taxes	24,000	144,000
Pro Forma Net Income (controlling interest), as adjusted	$22,609,000	$77,524,000

Denominator:
Average shares outstanding - basic	44,159,422	43,184,470
Effect of dilutive instruments:
Stock options	917,575	565,877
Forward sale	864,960	363,395
Senior convertible securities	873,629	873,803
Mandatory convertible securities	—	—
Average shares outstanding - diluted	46,815,586	44,987,545

Earnings per share - basic	$0.51	$1.79
Earnings per share - diluted	$0.48	$1.72

AFFILIATED MANAGERS GROUP AND PANTHEON

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION — (Continued)

As of and for the Three Months Ended March 31, 2010 and for the Year Ended December 31, 2009

Note 4:      Preliminary Purchase Price Allocation

The investment will be accounted for using the acquisition method of accounting; accordingly AMG’s cost to acquire Pantheon will be allocated to the assets (including identifiable intangible assets), liabilities and non-controlling interests of Pantheon at their respective estimated fair values as of the closing date. Accordingly, the pro forma purchase price was preliminarily allocated to the assets acquired and the liabilities and non-controlling interests assumed based on their estimated fair values as summarized in the following table:

(dollars in thousands)
Consideration:
Cash	$689,300
Note payable	72,994
Contingent consideration arrangement	15,283
Fair value of total consideration transferred	$777,577

Identifiable assets acquired and liabilities assumed:

Current assets	$46,587
Fixed assets	3,872
Definite-lived acquired client relationships	513,126
Other assets	68,420
Accounts payable and accrued liabilities	(39,393)
Deferred income taxes	(51,917)
Other liabilities	(37,373)
Net assets	503,322

Redeemable non-controlling interests	(18,260)
Non-controlling interest	(100,197)
Goodwill	392,712
$777,577